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                                                                  Exhibit 99(A)


Contacts:    Frank P. Willey
             President
             (714) 622-4333
             Andrew F. Puzder
             Executive Vice President
             (805) 563-1566

FOR IMMEDIATE RELEASE

                   FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES
                               MANAGEMENT CHANGES

          Irvine, Calif., September 17,1997--Fidelity National Financial, Inc. (NYSE:FNF) one of the nation's leading title insurance underwriters today announced the addition of Allen D. Meadows to its management team. Mr. Meadows has joined Fidelity as Executive Vice President - Chief Financial Officer.

          Mr. Meadows came to Fidelity from Great Western Financial where he had been employed since 1984 and responsible for the overall direction of Great Western Financial's corporate development, strategic planning and specialized corporate finance activities. In addition to electing Mr. Meadows, Carl A. Strunk who formerly held the position has become Executive Vice President-Finance.

          Additional management changes announced by the board of directors include that of Andrew F. Puzder Executive Vice President and General Counsel who was given expanded operational duties and elected Executive Vice President. Promoted to the General Counsel position held by Mr. Puzder was M'Liss Jones Kane currently Senior Vice President, Corporate Counsel and Corporate Secretary of the company. Donald E. Partington Assistant General Counsel of Fidelity National Title Insurance Company, a California corporation was elected General Counsel of the company's underwriting subsidiaries.




                                     -more-


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FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES MANAGEMENT CHANGES
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          Headquartered in Irvine, California, Fidelity National Financial, Inc.
is one of the largest national underwriters. Fidelity National Financial is engaged in the business of issuing title insurance and performing other title-related services in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands through it principal underwriting subsidiaries:
Fidelity National Title Insurance Company, Fidelity National Title Insurance Company of New York, Fidelity National Title Insurance Company of Tennessee, Nations Title Insurance Company, Nations Title Insurance of New York, Inc., and National Title Insurance Company of New York, Inc.




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